Registration No. 333-121193

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

LEHMAN BROTHERS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3216325
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

745 Seventh Avenue

New York, New York 10019

(Address of principal executive offices)

LEHMAN BROTHERS HOLDINGS INC. EMPLOYEE INCENTIVE PLAN

(Full title of the plan)

Thomas A. Russo, Esq.

Lehman Brothers Holdings Inc.

745 Seventh Avenue

New York, New York 10019

(Name and address of agent for service)

Copy to:

Jeffrey A. Welikson, Esq.

Lehman Brothers Holdings Inc.

1301 Avenue of the Americas

New York, New York 10019

EXPLANATORY NOTE

Lehman Brothers Holdings Inc. (the “Registrant”) registered 180,000,000 shares (adjusted to give effect for the 2-for-1 stock split, effected in the form of a 100% stock dividend, which became effective April 28, 2006) of its common stock, par value $0.10 (“Common Stock”), for issuance under the Lehman Brothers Holdings Inc. Employee Incentive Plan (the “Plan”) pursuant to Registration Statement on Form S-8, File No. 333-121193, filed with the Securities and Exchange Commission on December 13, 2004. This Post-Effective Amendment No. 1 is being filed to deregister 28,000,000 shares of Common Stock that have not yet been issued under the Plan.

Accordingly the Registrant hereby withdraws from registration under the Registration Statement on Form S-8, File No. 333-121193, 28,000,000 shares of its Common Stock that have not been and will not be issued under the Plan.

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SIGNATURE PAGE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 26, 2007.

LEHMAN BROTHERS HOLDINGS INC.

By:	/s/ Jeffrey A. Welikson
Name:	Jeffrey A. Welikson
Title:	Vice President and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Chairman of the Board of Directors
*	and
Richard S. Fuld, Jr.	Chief Executive Officer	November 26, 2007
(principal executive officer)

*	Chief Financial Officer, Controller
Christopher M. O’Meara	and Executive Vice President	November 26, 2007
(principal financial and accounting
officer)

*	Director	November 26, 2007
Michael L. Ainslie

*	Director	November 26, 2007
John F. Akers

*	Director	November 26, 2007
Roger S. Berlind

*	Director	November 26, 2007
Thomas H. Cruikshank

*	Director	November 26, 2007
Marsha Johnson Evans

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*	Director	November 26, 2007
Sir Christopher Gent

*	Director	November 26, 2007
Roland A. Hernandez

*	Director	November 26, 2007
Henry Kaufman

*	Director	November 26, 2007
John D. Macomber

*	By:	/ s / Jeffrey A. Welikson
	Name:	Jeffrey A. Welikson
	Title:	Attorney-in-Fact

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